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                                                                    EXHIBIT 10.8

                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") made as of the 24th day of August, 1999 by and between VARSITYBOOKS.COM INC., a Delaware corporation (the "Company"), and TIMOTHY J. LEVY (the "Executive").

         The Executive is presently employed by the Company as its Executive Vice President of Development.

         The Board of Directors of the Company desires to set forth the nature and amount of compensation and other benefits to be provided to the Executive and any of the rights of the Executive in the event of his termination of employment with the Company. The Executive is willing to commit himself to continue to serve the Company, on the terms and conditions herein provided.

         In order to effect the foregoing, the Company and the Executive wish to enter into this Agreement under the terms and conditions set forth below. Accordingly, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.

         2. Term. The term of Executive's employment under Section 1 will terminate upon the termination of Executive's employment with the Company for any reason whatsoever. No such termination shall affect any of the Company's other obligations under this Agreement arising at or after such termination of employment.

         3. Position and Duties. The Executive shall serve as Executive Vice President of Development of the Company and shall have such responsibilities and authority as may normally be exercised by a person in such position at a company.

         4. Place of Performance. The Executive shall be based at the current or future headquarters of the Company, provided that any future headquarters is not more than twenty-five (25) miles from the location of the Company's headquarters on the date hereof.

         5. Compensation and Related Matters.

            (a) Base Salary. During the Executive's employment with the Company, the Company shall pay to the Executive a salary at a rate of not less than One Hundred Fifty Thousand Dollars ($150,000) per annum in equal installments as nearly as practicable on the normal payroll periods for employees of the Company generally (the "Base Salary"). The Base Salary may be increased from time to time and, if so increased, shall not thereafter be decreased during the term of this Agreement.

            (b) Bonus. The Executive shall be eligible to receive an annual bonus equal to twenty-five percent (25%) of Executive's Base Salary (the "Annual Bonus") payable in



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accordance with goals to be developed by the Company's Compensation Committee in accordance with Executive on an annual basis.

            (c) Expenses. During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

            (d) Benefits. During the term of the Executive's employment hereunder, the Company shall maintain in full force and effect, and the Executive shall be entitled to continue to participate in, all of its employee benefit plans and arrangements in effect on the date hereof in which the Executive participates or receives benefits, or plans or arrangements providing the Executive with at least equivalent benefits thereunder. The Company shall not make any changes in such plans and arrangements which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all officers of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other officers of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its officers and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of any amounts payable to the Executive pursuant to this Section 5.

         6. Termination and Definitions.

            (a) Cause. The Executive's rights under Section 5 of this Agreement shall immediately be terminated if the Executive's employment is terminated for Cause.

            (b) Termination by the Executive. The Executive may terminate his employment hereunder for Good Reason.

            (c) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto.

            (d) Definitions.

                (i) For purposes of this Agreement, termination "for Cause" shall arise where termination results from (A) conviction of, or the pleading of nolo contendere to, a felony; (B) a material breach of this Agreement which materially and adversely affects the Company's business and operations; (C) the failure of Executive for any reason, within ten (10) days after receipt by Executive of written notice thereof from the Company, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission to act which will materially or adversely affect its business or operations; (D) misconduct by Executive which is of such a serious and substantial nature that a reasonable likelihood exists that such misconduct




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will materially injure the reputation of the Company if Executive was to remain employed by the Company; and (E) proven gross negligence.

                (ii) For purposes of this Agreement, "Good Reason" shall mean
(A) the termination of Executive's employment with the Company other than for Cause, (B) Executive's voluntary termination of employment with the Company within ninety (90) days following any of (i) a decrease in Executive's base salary below its level in effect on the date prior to such termination, (ii) a material reduction in Executive's job responsibilities without Executive's consent, or (iii) a geographical relocation of the Executive more than twenty-five (25) miles from the current location of the Company without his consent, or (C) a Change of Control of the Company followed, within two years after such Change of Control, by (i) the termination of Executive's employment with the Company other than for Cause, or (ii) the Executive's voluntary termination of employment with the Company within ninety (90) days following any of (x) a decrease in Executive's base salary below its level in effect on the date prior to such termination, (y) a material reduction in Executive's job responsibilities without Executive's consent, or (z) a geographical relocation of the Executive more than twenty-five (25) miles from the current location of the Company without his consent.

                (iii) For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including any securities acquired directly from the Company) representing more than 50% of the combined voting power of the Company's then outstanding securities; (B) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company in which no person acquires more than 50% of the combined voting power of the Company and outstanding securities; or (C) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                (iv) For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         7. Compensation upon Termination.

            (a) Termination for Cause or Resignation Without Good Reason. If (i) the Executive's employment shall be terminated for Cause, or (ii) the Executive voluntarily resigns from the employ of the Company and Good Reason shall not have occurred, then the Company shall pay the Executive his Base Salary through the date of delivery to him of a Notice of





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Termination at the rate then in effect at the time and date the Notice of
Termination is delivered, and the Company shall have no further obligations to the Executive under this Agreement.

            (b) Termination Without Cause or Resignation for Good Reason. If the Company shall terminate the Executive's employment other than pursuant to
Section 6(a) hereof (it being understood that a purported termination pursuant to Section 6(a) hereof, which is disputed and finally determined not to have been pursuant to Section 6(a) shall be a termination by the Executive pursuant to Section 6(b)) or if the Executive terminates his employment for Good Reason, then:

                (i) the Company shall pay to the Executive, upon his termination, his Base Salary through the date of termination at the rate in effect at the time Notice of Termination is delivered, together the Executive's pro-rata bonus under Section 5(b) hereof; and

                (ii) in lieu of any further salary or bonus payments to the Executive for periods subsequent to the date of termination, the Company shall pay, as severance pay to the Executive, an amount equal to one hundred percent (100%) of the Executive's Base Salary in effect as of the date of termination, payable monthly in twelve (12) equal installments after termination of employment.

            (c) Termination Upon a Change in Control. If there is a Change in Control of the Company or there has been a public announcement of a Change in Control of the Company (provided, however, that consummation of the Change in Control of the Company shall be a condition precedent to the effectiveness of this provision) and at any time thereafter the employment of the Executive under this Agreement is terminated other than pursuant to Section 6(a) hereof by the Company or a successor entity or is terminated with Good Reason by the Executive, then:

                (i) the Company shall pay to the Executive, upon his termination, his Base Salary through the date of termination at the rate in effect at the time Notice of Termination is given together with pro-rata bonus; and

                (ii) in lieu of any further salary or bonus payments to the Executive for periods subsequent to the date of termination, the Company shall pay on the date of termination, as severance pay to the Executive, a lump sum payment in an amount equal to one hundred fifty percent (150%) of the Executive's Base Salary in effect as of the date of termination.

            (d) Continuation of Benefit Plans. Upon any termination of the Executive's employment, other than pursuant to Section 6(a) hereof or by the Executive without Good Reason, the Company shall maintain in full force and effect for the continued benefit of the Executive for twelve (12) months, or eighteen (18) months if there has previously occurred a Change in Control of the Company, all employee benefit plans and programs in which the Executive was entitled to participate.

            (e) Participation in Benefit Plans after Termination of Employment. The Executive shall be entitled to continue to participate in any benefit plan or program of the Company for twelve (12) months after the expiration of the period provided for in Section 7(d), provided, that the Executive pays the direct cost of any such benefit plan or program.




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         8. Successors; Binding Agreement.

            (a) Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

            (b) Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

         9. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to his address as it appears in the records of the Company, or if to the Company, as follows:

                                            VarsityBooks.com Inc.
                                            1050 Thomas Jefferson Street, NW
                                            Suite 525
                                            Washington, DC  20007

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         10. Prior Agreement. All prior agreements between the Company and the Executive with respect to the employment of the Executive including, without limitation, the Key Employee Agreement dated July 27, 1998 are hereby superseded and terminated effective as of the date hereof and shall be without further force or effect.

         11. Counsel Fees. In the event that (i) the Company terminates, or seeks to terminate, this Agreement, alleging as justification for such termination a material breach by Executive or a Cause, or Causes, set out in
Section 6 hereof; Executive disputes such termination or attempted termination; and Executive prevails, or (ii) Executive elects to terminate his service hereunder pursuant to Section 6 of this Agreement; the Company disputes its obligation to pay to Executive his Base Salary or Annual Bonus as provided in
Section 5; and Executive prevails; the Company shall pay, or reimburse to Executive, all reasonable costs incurred by him in such dispute, including attorneys' fees and costs.




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         12. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the District of Columbia.

         13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.




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         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

                     VARSITYBOOKS.COM INC.



                     By: /s/ VarsityBooks.com Inc.
                        ---------------------------------------



                     EXECUTIVE:



                     /s/ Timothy J. Levy
                     ------------------------------------------
                     Timothy J. Levy




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